Exhibit 5.1

August 12, 2010

Global Geophysical Services, Inc.

13927 South Gessner Road

Missouri City, TX 77489

Re:          Registration Statement on Form S-8 of 4,650,695 Shares of Common Stock of Global Geophysical Services, Inc.

Ladies and Gentlemen:

We have acted as counsel to Global Geophysical Services, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof.  The Registration Statement registers 4,650,695 shares of common stock of the Company, par value $0.01 (the “Common Shares”), issuable pursuant that certain Global Geophysical Services, Inc. 2006 Incentive Compensation Plan (the “Plan”).

As the basis for the opinion hereinafter expressed, we have examined: (i) originals, or copies certified or otherwise identified, of (a) the Plan, (b) the Third Amended and Restated Certificate of Incorporation of the Company, as amended, and the Amended and Restated Bylaws of the Company, and (c) such other documents, corporate records, certificates and other instruments as we have deemed necessary or advisable for the purposes of this opinion.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

Based on our examination described above, subject to the assumptions and limitations stated herein, and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that the Common Shares when issued by the Company and fully paid for in accordance with the provisions of the Plan (with the consideration received by the Company being not less than the par value thereof), will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the federal laws of the United States of America, and, to the extent relevant to the opinion expressed herein, the Delaware General Corporations Law, as currently in effect.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement.  In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Haynes and Boone, LLP

Haynes and Boone, LLP